Exhibit (j)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “LEGAL COUNSEL” in the Registration Statement on Form N-1A of X Exchange-Traded Funds, Inc. as filed with the Securities and Exchange Commission on or about April 17, 2007.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York

April 17, 2007